Exhibit 10.6

Power of Attorney

I,                 , a citizen of the People’s Republic of China, with an identification number of                                 , a holder of               % of the equity of Beijing Xueda Information Technology Co. Ltd. (the “Domestic Company”) (“My Equity Interest”), hereby, with respect to My Equity Interest, irrevocably authorizes Xuecheng Century (Beijing) Information Technology Co. Ltd (“WFOE”) to exercise the following rights within the period of validity of this Power of Attorney:

I authorize WFOE to act as my sole and exclusive agent to exercise in my name all my rights with respect to My Equity Interest, including but not limited to: (1) attending the shareholders’ meetings of the Domestic Company and sign all relevant shareholder resolutions in my name; (2) exercise all my rights as a shareholder as set forth in laws and the constitutional documents of the Domestic Company, and (3) act as my authorized representative to nominate and appoint the legal representative, chairman, director, executive director, supervisor, general manager and other senior managers of the Domestic Company.

WFOE shall have the right to, within the scope of its authorization, sign the transfer agreement agreed upon in exclusive purchase right agreements (I shall be required to be a party to such agreements) on my behalf and timely enforce the Pledge Agreement and Exclusive Purchase Right Contract entered into on even date herewith by me.  The execution of such right does not restrict this Power of Attorney in any way.

Unless as provided elsewhere, any instructions issued by the WFOE with respect to My Equity Interest shall be instructions that can be delivered based on WFOE’s own assessment and without any oral and written instruction from me.

I agree to acknowledge the following: any action by the WFOE with respect to My Equity Interest shall be deemed to be my actions; any document executed by the WFOE shall be deemed to be executed by me.

WFOE shall have the right to assign this Power of Attorney and may, with respect to the matters set forth above and the exercise of rights of My Equity Interest, empower any other individual or entity to act, without notifying me or obtaining my consent.

So long as I am a shareholder of the Domestic Company, this Power of Attorney is irrevocable and continually valid, commencing on the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby renounce all rights relating to My Equity Interest with which I have empowered the WFOE with this Power of Attorney, and will not exercise such rights.

signature.

August 28, 2009